UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 15, 2013

PROGAMING PLATFORMS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2013, Progaming Platforms Corp (the "Registrant") entered into a preliminary agreement (the "Agreement") with BreedIT Ltd., an Israeli company (the "Company" or "BreedIT") and its founder, Dr. Oded Sagee ("Founder"). Pursuant to the Agreement, the Registrant has agreed to invest up to US$1,000,000 into the Company  but not less that US$245,000 (the "Investment Amount"). In consideration for the funding of $245,000 of the Investment Amount, the Registrant shall be issued 200 shares of the Company's capital stock ("Ordinary Shares"), which shall represent 66.67% of the Company's outstanding Ordinary Shares. The Founder shall be issued the remaining100 Ordinary Shares, which shall represent 33.33% of the Company's outstanding Ordinary Shares. The Founder's equity interest shall be subject to certain anti-dilution provisions until such time as the full Investment Amount of US$1,000,000 and thereafter the Founder's equity interest will not be reduced below 30% of the Company.

Prior to the execution by the parties of a definitive agreement (the "Definitive Agreement"), certain conditions must be satisfied (the "Conditions"), including, but not limited to: (i) the satisfaction of each of the parties with the results of their respective due diligence reviews; (ii) obtaining requisite regulatory approvals and approvals required under the laws of the State of Delaware, the State of Israel and the United States federal securities laws; and (iii) the execution of the binding agreement by and between the Company and a leading Israeli university, with respect to which BreedIT and the Israeli university have already executed a Memorandum of Understanding ("MOU"), granting BreedIT an exclusive, world-wide license for a unique and highly sophisticated decision making software used for the purpose of advanced agriculture breeding (the "IDSS Software"). The Registrant and BreedIT believe the IDSS Software has significant commercial applications for the advancement of successful agricultural breeding programs world-wide.

The Agreement provides and the Definitive Agreement shall provide that upon the closing of the Definitive Agreement (the "Closing"), the Registrant shall inject US$61,250 as part of the total initial investment of US$245,000 (the "Initial Investment") which will be funded by the Registrant within 30 days of the Closing and which the parties have agreed will be sufficient to fund the Company's operations during the twelve-month period following the execution of the Definitive Agreement. The Company and BreedIT have agreed that the remaining US$755,000 in the Investment Amount may be funded by the Registrant or third party investors, from time to time, based upon the Company's needs during the twelve-month period, commencing on the date which is one-year after the Closing, based on updated budgets which shall be provided to the Registrant.

Upon the Closing, the Company's Board of Directors shall consist of two directors which shall include the Founder or a person designated by the Founder and a director appointed by the Registrant.

The Agreement is attached as Exhibit 10.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.1	Agreement between the Registrant and BreedIT Ltd. dated August 15, 2013, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGAMING PLATFORMS CORP.

By:	/s/ Erez Zino
Name:	Erez Zino
Title:	Chief Executive Officer

Date: August 19,  2013